UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

eXp REALTY INTERNATIONAL CORPORATION

(Name of Registrant As Specified In Its Charter)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, $.001 par value per share; Preferred Stock, $.001 par value per share

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: No.:_________________
(2)	Form, Schedule or Registration Statement No.:_________________
(3)	Filing Party: ____________________
(4)	Date Filed: ____________________

EXP REALTY INTERNATIONAL CORPORATION

1321 King Street, Suite 1

Bellingham, WA 98229

(360) 685-4206

NOTICE OF WRITTEN CONSENT TO ACTION BY STOCKHOLDERS

April __, 2016

This notice and the accompanying Information Statement is being furnished to the stockholders of eXp Realty International Corporation, a Delaware corporation (the “Company,” “us” or “we”), with respect to a written consent to action received from the holders of 75.6% of the issued and outstanding shares of the Company’s Common Stock adopting resolutions approving the following corporate actions:

1.	An amendment to the Company’s Certificate of Incorporation to change the name of the Company to “eXp World Holdings, Inc.” (the “Name Change”).

2.	Election of the following directors to the Company’s Board of Directors: Glenn Sanford, Jason Gesing, Darren Jacklin; and ratification of the election of Gene Frederick as a director.

3.	Ratification of WSRP, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Only Company shareholders of record at 8:00 a.m. PST on April 1, 2016 are entitled to receive the accompanying Information Statement. The Name Change and the ratification of the Company’s independent registered public accounting firm for the current fiscal year were approved on April 1, 2016 by our Board of Directors.  The corporate actions described above will be effective as soon as possible but not less than 20 days from the date that this information statement is first mailed to our stockholders.

Your vote or consent is not requested or required, and our Board of Directors is not soliciting your proxy. Section 228 of the Delaware General Corporation Code provides that, unless otherwise provided in a corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Accordingly, the written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the matters listed above.

The accompanying Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein in compliance with Regulation 14C of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

Glenn Sanford

Chairman and Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

2

EXP REALTY INTERNATIONAL CORPORATION

1321 King Street, Suite 1

Bellingham, WA 98229

(360) 685-4206

INFORMATION STATEMENT

Date first mailed to stockholders: April __, 2016

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY.

ABOUT THIS INFORMATION STATEMENT

INTRODUCTION

This information statement (this “Information Statement”) has been filed with the Securities and Exchange Commission (the “SEC”) and is being mailed or otherwise furnished to the registered stockholders of eXp Realty International Corporation, a Nevada corporation (the “Company,” “us” or “we”), solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended, that the holders of a majority of the outstanding shares of our Common Stock have executed a written consent to action approving certain corporate actions described herein.

The proposed corporate actions, except the election of directors, were approved by resolution of our Board of Directors on April 1, 2016. In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the proposed corporate actions as quickly as possible, our Board of Directors resolved to proceed with the corporate actions by obtaining a written consent to action from stockholders holding a majority of the voting power of the Company.

This Information Statement is dated April __, 2016 and is first being mailed to stockholders on or about April __, 2016. Only stockholders of record at 8:00 a.m. PST on April 1, 2016 (the “Record Date”) are entitled to receive this Information Statement.

INFORMATION CONCERNING THE APPROVED CORPORATE ACTIONS

1.	AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO “EXP WORLD HOLDINGS, INC.”

The Board unanimously adopted a resolution to approve, and to submit to a vote of stockholders a special resolution to change the name of the Company from “eXp Realty International Corporation” to “eXp World Holdings, Inc.” On the same day, a majority of the Company’s stockholders approved the corporate name change, which will become effective as soon as possible but not less than 20 days from the date that this information statement is first mailed to our stockholders upon the filing by the Company of an amendment, in the form of the amendment attached hereto as Appendix A, to its Certificate of Incorporation with the Secretary of State of the State of Delaware reflecting the new name of the Company.

3

Purpose and Rationale for the Change of Name

In addition to our core real estate brokerage services, part of our overall strategy is to derive revenue from ancillary services related to real estate transactions. For example, in September 2015 we announced the formation of First Cloud Mortgage, Inc., which is focused on mortgage lending. The Company’s operations have also been expanding into additional geographic markets. The Company’s Board of Directors believes the new corporate name more accurately reflects the Company’s expanding business.

The Company’s new name has been designed as part of an effort to develop a brand that will better represent a holding company following the above described business strategy, and the Board feels that the new name more appropriately represents the current operations and plans of the Company. The new name will also allow for continued strategic development into additional lines of business, without limiting the image of the Company to the public, as new opportunities emerge.

Effect of the Name Change

If approved by stockholders, the change in our name will not affect the validity or transferability of any existing share certificates that bear the name “eXp Realty International Corporation.”  If the proposed name change is approved, stockholders with certificated shares should continue to hold their existing share certificates. The rights of stockholders holding certificated shares under existing share certificates and the number of shares represented by those certificates will remain unchanged. Direct registration accounts and any new share certificates that are issued after the name change becomes effective will bear the name “eXp World Holdings, Inc.”

Our common stock currently trades on OTCQB under the symbol “EXPI.” The corporate name change will have no effect on our trading symbol or trading market, which will remain the same after the effectiveness of the name change. However, we anticipate that a new CUSIP number will be assigned to the common stock shortly following the name change.

We believe the name change will result in an immaterial cost to the Company.

2.	ELECTION OF THE FOLLOWING DIRECTORS TO THE COMPANY’S BOARD OF DIRECTORS: GLENN SANFORD, JASON GESING and DARREN JACKLIN; and RATIFICATIN OF THE ELECTION OF GENE FREDERICK

On April 1, 2016, a majority of our stockholders elected Glenn Sanford, Jason Gesing and Darren Jacklin as continuing directors. Our Board of Directors recently increased the size of the Board of Directors to four directors. Our Board decided to increase the size of the Board of Directors given our recent growth and the expectation that the Company will continue to increase in size and complexity over time. Our Board elected Gene Frederick to fill the fourth director seat, effective as of April 7, 2016.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

4

Glenn Sanford

Since early 2002, Glenn Sanford has been actively involved in the online real estate space. In early 2007, Mr. Sanford launched eXp Realty, LLC which, using a combination of web and traditional bricks and mortar, grew to three offices and into two states. After the drop off of the market in late 2008, Mr. Sanford and his executive team went back and rewrote the entire business model in recognition of the “perfect storm” of lower revenues, fixed or rising overhead costs, and a consumer with more information and access than ever before. eXp Realty International, Inc. was launched in October 2009 as the first truly cloud-based national real estate brokerage which meant giving up the traditional bricks and mortar environment and moving to a fully-immersive 3D virtual office environment where agents, brokers and staff collaborate across borders while learning and transacting business from anywhere in the world. Since that time eXp Realty International, Inc. has quickly grown to 25 states throughout the United States and is in the process of expanding internationally.

From 2005 to 2007, Mr. Sanford ran a large mega-agent team and consulted to Keller Williams International as a member of the Agent Technology Council in the areas of online client acquisition, client conversion and technology. Mr. Sanford was also a significant contributor to Keller Williams Internet Lead Generation Masterminds.

Prior to real estate, Mr. Sanford was active at the executive level with a number of technology-related companies. In 1998, Mr. Sanford founded and served as President for eShippers.com, an online e-commerce and logistics company.

We believe Mr. Sanford is qualified to serve on our board of directors because of his business and management experience.

Jason Gesing

Jason Gesing is an attorney licensed in Massachusetts and New Hampshire.

Mr. Gesing joined eXp Realty, LLC in March 2010 and joined eXp Realty International, Inc. in September 2012 as its Chief Business Development Officer and held this position until June 2014. Since June 2014, he has been eXp Realty International Corporation’s President. With over a decade of experience in real estate in various capacities, Mr. Gesing holds broker's licenses in Massachusetts, New Hampshire, and Maine.

Mr. Gesing has been practicing law at Gesing Law Offices, LLP from 2009, and was an attorney with Murphy, Hesse, Toomey & Lehane, LLP in Boston, MA from 2002 to 2010. In his capacity as a lawyer, he has a broad base of experience in corporate, municipal, real estate, compliance, health care, construction, litigation, and administrative law, and advising clients on day to day issues and managing crises. He has acted in a variety of roles and undertaken a variety of matters including: corporate counsel; municipal counsel; hospital counsel; leasing, licensing and contract negotiation; governance and compliance; appearances before administrative hearing officers and state judges; defense of management in unfair labor practice charges; collective bargaining; internal investigations; and, owner representative in construction matters.

Mr. Gesing obtained a Bachelor of Arts (Magna Cum Laude) in 1996 from Syracuse University, and a Juris Doctor in 2002 from Boston College Law School.

We believe Mr. Gesing is qualified to serve on our board of directors because of his business and legal experience.

5

Darren Jacklin

For over 19 years, Darren Jacklin has traveled four continents and over 40 countries mentoring entrepreneurs and business owners on specific and measurable strategies that they can consistently use to increase their income, transform their obstacles into cash flow and turn their passion into profits.

His uncanny ability to increase wealth and success by uncovering hidden assets, overlooked opportunities and undervalued possibilities has captured the attention of Tiger 21, The Wall Street Journal, Yahoo Finance, NBC TV, CBS TV, Global TV international radio stations, magazines and newspapers, movie producers, best-selling authors, CEO’s and business experts worldwide.

Darren Jacklin currently sits on paid international boards of directors of public companies and advisory boards. Darren has personally trained over 150 Fortune 500 companies such as Microsoft, AT&T, Black & Decker, Barclays Bank, as well as high school, college, university students and professional athletes and has connected with people in more than 126 countries.

We believe Mr. Jacklin is qualified to serve on our board of directors because of his business experience and venture capital background.

Gene Frederick

Mr. Frederick has extensive management experience in residential real estate, and has been elected as a director of the Company effective April 7, 2016. Prior to this appointment, Mr. Frederick has served over the past decade in various management capacities at Keller Williams. Among his many accomplishments during his tenure there, Mr. Frederick was the top recruiter for Keller Williams in 4 years out of the last 11 years, including 2005, 2006, 2012 and 2013. Mr. Frederick served with Keller Williams most recently out of Austin NW as Team Leader, where he grew the office from 320 agents to over 600 agents. Prior to that, Mr. Frederick was Regional Director of Keller Williams Virginia from 2007-2009. Mr. Frederick hired on with Keller Williams in Dallas as one of first 10 agents at the Dallas Preston Road Market Center, where he and his wife, Susan Frederick, became Team Leaders and grew the office from 100 agents to 533 between 1999 and 2006. Mr. Frederick has previously been recognized as one of the Top 20 agents in the State of Texas.

Earlier in his career, Mr. Frederick served as Controller for Texas Instruments in 1984 before leaving the corporate world for real estate. He has been a successful entrepreneur, having sold for two small companies that were acquired by Coldwell Banker.

We believe that Mr. Frederick is qualified to serve on our board of directors because of his extensive experience in residential real estate and his leadership ability, particularly in managing growth.

3.	RATIFICATON OF THE SELECTION OF WSRP, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Company’s independent auditor for the year ended December 31, 2015 was WSRP, LLP (“WSRP”), an independent registered public accounting firm. The Board has selected WSRP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2016. The Board submitted the appointment of WSRP to the stockholders for ratification as a matter of good corporate practice.

6

On September 18, 2015, the Board approved the appointment of WSRP as the Company’s new independent registered public accounting firm to perform audit services for the fiscal year ending December 31, 2015, replacing our former independent accounting firm, Haynie and Company.

As previously disclosed in the Company’s Current Report on Form 8-K on September 18, 2015, Haynie’s reports on the financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recently completed fiscal years and the period through September 18, 2015, there were no disagreements with Haynie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haynie, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Further, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring during the Company’s two most recent fiscal years and the period through the engagement of WSRP.

APPROVAL OF THE PROPOSED CORPORATE ACTIONS

Section 228 of the Delaware General Corporation Code provides that, unless otherwise provided in a corporation’s certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting. Our Certificate of Incorporation contains a provision that expressly permits stockholders to take actions by written consent with the required number of votes. Accordingly, the written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the matters listed above.

Our Board of Directors adopted resolutions effective as of April 1, 20016, (i.e., the Record Date) setting forth for approval by stockholders the proposed corporate actions. On the Record Date, the Company’s authorized capital stock consisted of 7,700,000,000 shares of Common Stock, $.00001 par value per share, of which 51,074,162 shares were issued and outstanding. On the Record Date, no shares of the Company’s Preferred Stock were issued or outstanding, and accordingly only the Company’s Common Stock carried voting rights, with each outstanding share of Common Stock entitling the holder thereof to one (1) vote on all matters submitted to a vote of the shareholders.

On the Record Date, three of the Company’s shareholders held voting power over 38,604,658 shares of outstanding Common Stock, representing 75.6% of the voting power of our shareholders holding outstanding Common Stock. All of these shareholders voted in favor of the proposed corporate actions by written consent effective as of April 1, 2016. Such vote constituted approval of the proposed corporate actions by 75.6% of the issued and outstanding shares of Common Stock. Since these shareholders had sufficient voting power to approve the corporate actions through their ownership of capital stock of the Company, no consent or approval of the corporate actions by any other shareholder was solicited.

Of the shareholders that voted in favor of the proposed corporate actions, two are members of our Board of Directors.

The Company has obtained all necessary corporate approvals in connection with the proposed corporate actions, and your consent is not required and is not being solicited in connection with the approval of the corporate actions. No vote or other action is requested or required on your part.

7

EFFECTIVE DATES OF CORPORATE ACTIONS

The effective date for all of the corporate actions noticed herein shall be as soon as possible, but not less than 20 days from the date that this information statement is first mailed to our stockholders. The Board of Directors may revoke any proposed corporate action before it is acted on without further approval of the stockholders if the Board of Directors determines that the action no longer is in the best interests of the Company and its shareholders.

DISSENTERS’ RIGHTS

Neither the Articles of Incorporation of the Company, nor the Bylaws of the Company, nor the Delaware General Corporation Law provide for dissenters’ rights of appraisal in connection with the corporate action described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth sets forth information regarding the number of shares of Common Stock beneficially owned on March 15, 2016, by:

•	each person known to us to own more than 5% of our outstanding common stock;
•	each of our executive officers;
•	each of our directors; and
•	all of our executive officers and directors and as a group.

	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(2)
	More than 5% stockholders:
Common Stock	Penny Sanford 4421 Marionberry Ct. Bellingham, WA 98229	16,006,475(6)	29.00%
	Directors and named executive officers:
Common Stock	Glenn Sanford 1321 King St., Suite 1 Bellingham, WA 98229	22,928,269(3)	41.54%
Common Stock	Jason Gesing 291 Main St. West Newbury, MA 01985	1,961,045(4)	3.54%
Common Stock	Darren Jacklin 2985 Dollarton Hwy North Vancouver BC V7H 1Ba	100,669(5)	0.18%
Common Stock	All executive officers and directors as a group (3 persons)	24,989,983 (7)	45.26%

8

Notes

(1) Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Percentage of ownership is based on 50,610,168 shares of our common stock issued and outstanding as of March 15, 2016 in addition to 4,591,098 of estimated exercisable shares through May 14, 2016.

(3) Includes 21,311,269 shares of our common stock and stock options to acquire 1,617,000 shares of our common stock.

(4) Includes of 286,914 shares of our common stock and stock options to acquire 1,674,130 shares of our common stock.

(5) Includes 100,669 shares of our common stock.

(6) Consists of 16,006,475 shares of our common stock.

(7) Includes 21,698,852 shares of our common stock and stock options to acquire 3,291,131 shares of our common stock.

Changes in Control

We are unaware of any arrangement the operation of which may at a subsequent date result in a change of control of our company.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Aside from the election of directors, none of the Company’s directors or officers at any time since the beginning of the last fiscal year has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed corporate actions that is not shared by all other holders of the Company’s capital stock. Our Board of Directors and majority stockholders approved the proposed corporate actions on the Record Date. No other security holder entitled to vote at a stockholders’ meeting or by written consent has submitted to the Company any proposal for consideration by the Company or its Board of Directors.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We will only deliver one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of such stockholders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders also may address future requests regarding delivery of Information Statements and annual reports by contacting us at the address noted above.

9

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNACE

The following individuals serve as directors and executive officers of our company. All directors of our company hold office until the next election of our stockholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position	Age	Date First Elected or Appointed
Glenn Sanford	Chairman, Chief Executive Officer, Secretary, and Director	49	March 12, 2014
Jason Gesing	President and Director	42	September 27, 2014
Darren Jacklin	Director	43	May 22, 2014
Gene Frederick	Director	60	April 7, 2016
Alan Goldman	Chief Financial Officer	37	March 16, 2016
Peter Nobel	Chief Operating Officer	51	March 16, 2016

Business Experience

The professional biographies of our directors are described above, under Proposal 2. The professional biographies of our newly appointed executive officers appear below.

Alan Goldman, Chief Financial Officer

Alan Goldman joined eXp Realty International Corporation as its Chief Financial Officer on March 16, 2016. Prior to eXp, Mr. Goldman most recently served as a partner at Ingenium Accounting Associates, a PCAOB registered firm, for approximately three years. There, he was responsible for both attest and non-attest engagements primarily with public issuers, many of whom are in the real estate industry. Prior to Ingenium, Mr. Goldman worked as an auditor in another PCAOB registered firm for approximately two years. Prior to that, Mr. Goldman served as the Controller for Pacific West Companies, a vertically integrated multi-family developer.  During his tenure of four years with Pacific West, the group was recognized as a top condominium developer in the country three years running.

Mr. Goldman earned a Bachelor of Business Administration, with an emphasis in Finance, from the University of Georgia. He is also licensed as a Certified Public Accountant in the state of Nevada and is a member of the American Institute of Certified Public Accountants.

Dr. Peter Nobel, Chief Operating Officer

Peter Nobel joined the Company as its Chief Operating Officer on March 16, 2016. Prior to joining eXp, Dr. Nobel held various management positions in user research, program management, and data science at Microsoft Corporation for approximately 19 years. In this capacity, Dr. Nobel has consistently and effectively managed teams whose aim has been measuring and improving user experience, identifying gaps, and arriving at elegant solutions. The work ranged from the User Interface of online financial web sites, to qualitative and quantitative feedback tools in the Windows and Office divisions. He managed various Scrum teams that designed and created analysis and reporting tools, dashboards to track metrics and KPIs, as well as analyzed Big Data sets to understand the levers of the Net Promoter Score.

Dr. Nobel received a Master’s of Science (Highest Distinction) in 1989 from Tilburg University, the Netherlands, and a Doctor of Philosophy in Cognitive Science in 1996 from Indiana University.

10

Family Relationships

There are no family relationships between our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past ten years:

(a)     any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)     any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)     being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(d)     being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(e)     being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(f)     being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a code of ethics because our board of directors believes that our small size does not merit the expense of preparing, adopting and administering a code of ethics. Our board of directors intends to adopt a code of ethics when circumstances warrant.

11

Security Holder Nominating Procedures

We do not have any formal procedures by which our stockholders may recommend nominees to our board of directors.

Committees of the Board of Directors

We do not have a nominating, compensation or audit committee, nor do we have an audit committee financial expert. As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Audit Committee

We do not have a separately-designated standing audit committee, and only one of our Board members is “independent.”  The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board of Directors when performing the functions of that would generally be performed by an audit committee. The Board of Directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board of Directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Director Independence

Our bylaws provide that we have at least one director, and as of the date this report was filed, our Board consisted of three directors, consisting of Glenn Sanford, Jason Gesing, and Darren Jacklin. Our common stock is quoted on the OTCQB operated by the OTC Markets Group, which does not impose any director independence requirements. Under NASDAQ Marketplace Rule 5605(a)(2), a director is not considered to be independent if he is also an executive officer or employee of the company. Using this definition of independent director, we determined that one of our directors, Darren Jacklin, is an “independent director” as that term is defined by NASDAQ Marketplace Rule 5605(a)(2).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who owned more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of common stock and other securities of the Company on Forms 3, 4 and 5 with the SEC. Reporting Persons were required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they filed. Based solely on review of reports received by the Company or written representations from the Reporting Persons, the Company believes that with respect to the fiscal year ended December 31, 2015, all of the Reporting Persons complied with all applicable Section 16(a) filing requirements.

12

EXECUTIVE COMPENSATION

The particulars of the compensation paid to:

•	our principal executive and financial officer; and
•	our president,
•	who we will collectively refer to as the “named executive officers” of our company, are set out in the following summary compensation table

No disclosure is provided for any executive officer (other than our principal executive officer), whose total compensation did not exceed $100,000 for the last completed fiscal year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)
Glenn Sanford CEO, CFO, Director and Chairman of the Board	2015 2014	54,000 54,000	-0- -0-	50,700 19,000	-0- -0-	-0- -0-	-0- -0-	264,716 (3) 183,111 (3)	369,416 256,111
Jason Gesing, President and Director	2015 2014	93,492 74,138	-0- -0-	51,938 20,238	-0- -0-	-0- -0-	-0- -0-	45,616 (3) 15,488 (3)	191,046 109,864

(1)	Stock awards represent restricted stock issued to both Glenn Sanford and Jason Gesing with the fair value determined at the date of grant and is fully vested. Director compensation as part of stock awards for Glenn Sanford amounted to $24,000 and $16,000 in 2015 and 2014 respectively. Director compensation as part of stock awards for Jason Gesing amounted to $24,000 and $16,000 in 2015 and 2014 respectively.

(2)	The value of privileges and other personal benefits, perquisites and property for the officers that do not exceed the lesser of $10,000 or 10% of the total of the annual salary and bonus and is not reported herein.

(3)	Consists of revenue sharing and commissions earned.

Compensation of Named Executive Officers

As of December 31, 2015 and 2014, we had no formal compensation plans in place for our named executives with regards to expected remuneration including either salary or potential bonus programs.

Except as disclosed below, eXp Realty International Corporation and its subsidiaries have not entered into any employment agreement or consulting agreement with their directors or named executive officers.

13

Glenn Sanford

eXp Realty International Corporation and its subsidiaries have not entered into any written employment agreement or consulting agreement with Glenn Sanford. In consideration for his services in 2015 and 2014, we paid Mr. Sanford an annual base salary of $54,000 and $54,000, respectively. In addition, he was paid revenue share, commissions, and incentives for growth initiatives totaling $264,716 and $183,111 in 2015 and 2014, respectively.

Jason Gesing

eXp Realty International Corporation and its subsidiaries have not entered into any written employment agreement or consulting agreement with Jason Gesing. In consideration for his services in 2014 and 2014, we paid Mr. Gesing an annual base salary of $93,492 and $74,138, respectively. In addition, he was paid revenue share, commissions, and incentives for growth initiatives totaling $45,616 and $15,488 in 2015 and 2014, respectively.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.  Our directors and executive officers may receive stock options and stock grants at the discretion of our board of directors in the future. We do not have any bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options or stock grants may be granted at the discretion of our board of directors. Both our CEO and also our President are participants in the company’s revenue share plan and would continue to receive those benefits similar to all other agents and brokers in eXp Realty on a long term basis. Any revenue share bonuses that are paid to Officers and Directors would discontinue at the point that they are no longer in an Executive position with the company, however revenue share benefits based on their position in the revenue share system would continue as would be consistent with the revenue share plan.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no plans or arrangements with respect to remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

14

Outstanding Equity Awards at Fiscal Year End

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Glenn Sanford CEO, CFO and Chairman of the Board	1,617,000	-	-	$0.13	10/1/2022	-	-	-	-
Jason Gesing, President and Director	404,130 270,000	- -	- -	$0.13 $0.15	10/1/2022 1/1/2023	41,751	35,071	-	-

Compensation of Directors

Two of our four directors are also officers of the Company. These directors are compensated for their services acting as executives. Additionally, all directors are compensated $2,000 per month for directorship activities which is paid in common stock. Directors are reimbursed for reasonable out-of-pocket expenses incurred.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Principal Accounting Fees

The following table sets forth fees billed or accrued by our independent registered accountants during the fiscal years ended December 31, 2015 and 2014:

	Year Ended December 31,
	2015	2014
Audit Fees	$35,232	$62,673
Audit Related Fees	–	–
Tax Fees	25,190	28,191
All Other Fees	–	–
Total Fees	$60,422	$90,864

15

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by an independent registered accountant in connection with statutory and regulatory filings or engagements. The principal accountant for 2015 was WSRP, LLC while in 2014 it was Haynie and Company.

Audit-related fees consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, which are not reported under “Audit Fees.” There were no audit related fees provided in the fiscal year end December 31, 2015 and 2014.

Tax fees consist of fees billed for professional services for tax compliance, tax advice, and tax planning.

The principal accountant for the current year and for the most recently completed fiscal year is not expected to present at any stockholder’s meeting or other stockholder’s actions, will not be able to make a statement if desired, and will not be available to respond to questions.

All other fees consist of fees for products and services other than the services reported above. There were no management consulting services provided in the fiscal year end December 31, 2015 and 2014.

Pre-Approval Policies and Procedures

Our board of directors pre-approves all services provided by our independent registered accountants. All of the above services were reviewed and approved by our board of directors before such services were rendered.

Our board of directors has considered the nature and amount of fees billed by our independent registered accountant and believes that the provision of services for activities unrelated to the audit is compatible with maintaining the independence of our independent registered accountant.

DELIVERY OF DOCUMENTS TO BENEFICIAL OWNERS

It is contemplated that our transfer agent will assist us in forwarding this Information Statement to beneficial owners of our Common Stock.

ADDITIONAL INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any of such reports, statements or other information that the Company files at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please telephone the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Company’s filings with the Securities and Exchange Commission also are available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

April __, 2016

By Order of the Board of Directors

Name: Glenn Sanford

Title: Chairman and Chief Executive Officer

16

APPENDIX A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

eXp Realty International Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1. The name of the Corporation is eXp Realty International Corporation. The Corporation was originally incorporated under the name Desert Canadians Ltd., pursuant to the original Certificate of Incorporation of the Corporation filed with the office of the Secretary of State of the State of Delaware on July 30, 2008, as amended by a Certificate of Amendment filed with the office of the Secretary of State of the State of Delaware on August 28, 2013 (as amended, the “Charter”).

2. This Amendment to the Certificate of Incorporation (this “Amendment”) was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 242 and 228 of the DGCL.

3. This Amendment shall amend the Charter by deleting Article I in its entirety and replacing it as follows:

ARTICLE I

NAME

The name of the corporation is eXp World Holdings, Inc. (the “Corporation”).

4. The effective date and time of this filing shall be April __, 2016 at 8:00 a.m. Pacific Time.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this __ day of April, 2016.

By:
Authorized Officer
Name:	Glenn Sanford
Title:	Chief Executive Officer

17